Oppenheimer Gold & Special Minerals Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

   Distribution          Amount From       Amount From
   Reinvestment          Investment        Long or Short-Term      Reinvestment
   (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/31/87                0.1500000         0.8800000             12.890
  12/24/87                0.2050000         1.6900000             11.520
  12/23/88                0.1800000         0.7900000             11.460
  12/22/89                0.2700000         1.3400000             14.210
  12/21/90                0.0400000         0.0000000              9.770
  12/20/91                0.1850000         0.0000000              9.580
  12/17/92                0.1360000         0.0000000              8.770
  12/23/93                0.0590000         0.0000000             13.830
  12/21/94                0.0670000         0.0000000             12.960
  12/18/95                0.0586000         0.0000000             13.030
  12/13/96                0.0279000         0.0000000             13.540

Class B Shares No dividends declared.

Class C Shares No dividends declared.



1. Average Annual Total Returns for the Periods Ended 06/30/97:

   The formula for calculating average annual total return is as follows:

     1/number of years = n       {(ERV/P)^ n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum                  Examples at NAV:
  sales charge of 5.75%:

  One Year                                    One Year

{($  846.33/$1,000)^  1} - 1 = -15.37%    {($  897.96/$1,000)^  1} - 1 = -10.20%

  Five Year                                   Five Year

{($1,154.63/$1,000)^ .2} - 1 =   2.92%    {($1,225.09/$1,000)^ .2} - 1 =   4.14%

  Ten Year                                    Ten Year

{($1,583.93/$1,000)^ .1} - 1 =   4.71%    {($1,680.54/$1,000)^ .1} - 1 =   5.33%




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Oppenheimer Gold & Special Minerals Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 06/30/97 (Continued):

Class B Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                    One Year

{($  845.64/$1,000)^ 1} - 1   = -15.44%   {($  890.15/$1,000)^ 1} - 1  = -10.99%

  Inception Year                              Inception Year

{($ 977.00/$1,000)^.6010} - 1 =  -1.39%   {($1,017.01/$1,000)^.6010} - 1 = 1.02%


Class C Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                    One Year

{($  882.09/$1,000)^ 1} - 1    = -11.79%  {($  891.01/$1,000)^ 1} - 1  = -10.90%

  Inception Year                              Inception Year

{($1,019.44/$1,000)^.6010} - 1 =  -1.16%  {($1,019.44/$1,000)^.6010} - 1 = 1.16%



2.  Cumulative Total Returns for the Periods Ended 06/30/97:

    The formula for calculating cumulative total return is as follows:

             (ERV - P) / P =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum                  Examples at NAV:
  sales charge of 5.75%:

  One Year                                    One Year

$  846.33 - $1,000 / $1,000 = -15.37%     $  897.96 - $1,000 / $1,000 = -10.20%

  Five Year                                   Five Year

$1,154.63 - $1,000 / $1,000 =  15.46%     $1,225.09 - $1,000 / $1,000 =  22.51%

   Ten Year                                   Ten Year

$1,583.93 - $1,000 / $1,000 =  58.39%     $1,680.54 - $1,000 / $1,000 =  68.05%




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Oppenheimer Gold & Special Minerals Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 06/30/97 (Continued):


Class B Shares

Example assuming a maximum                    Example at NAV:
  contingent deferred sales charge of
  5.00% for the first year, and
  4.00% for the inception year:

  One Year                                    One Year

 $ 845.64 - $1,000 / $1,000 = -15.44%      $  890.15 - $1,000 / $1,000 = -10.99%

  Inception Year                              Inception Year

$  977.00 - $1,000 / $1,000 =  -2.30%      $1,017.01 - $1,000 / $1,000 =   1.70%



Class C Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                    One Year

$  882.09 - $1,000 / $1,000 = -11.79%     $  891.01 - $1,000 / $1,000 = -10.90%

  Inception Year                              Inception Year

$1,019.44 - $1,000 / $1,000 =   1.94%     $1,019.44 - $1,000 / $1,000 =   1.94%